UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 2, 2015

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INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillsdale, New Jersey 07205
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2015, Joseph LaPlaca was appointed as a Director of Integrated BioPharma, Inc. (the “Company”) to fill the vacancy on the Company.  Mr. LaPlaca will serve as a Class III Director and his term will expire in 2016.

Mr. LaPlaca has over three decades of global sales and marketing experience, including senior executive positions with multinational pharmaceutical and consumer product companies.  Mr. LaPlaca served as the Senior Vice President of Marketing from 2003 to 2014 of Royal DSM, a multinational life sciences and material sciences conglomerate that specializes in personal care, dietary supplements, medical devices and alternative energy.  Mr. LaPlaca has also served from 1990 to 2007 as an executive committee member of the Council for Responsible Nutrition, a leading trade association of dietary supplement manufacturers and ingredient suppliers.  Mr. LaPlaca has in depth knowledge of the nutraceutical business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015	INTEGRATED BIOPHARMA, INC.

By: /s/ E. Gerald Kay
E. Gerald Kay
President and Chief Executive Officer